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                                                                      Exhibit 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, and CLYDE A. BILLINGS, JR., jointly and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute and sign the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the sale of its Common Stock, par value $2.50 per share, pursuant to the Agreement and Plan of Merger dated as of November 3, 1993, by and among SVMC Management Corporation, Sunbelt National Mortage Corporation, First Tennessee Bank National Association and the Corporation, and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorney-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Signature                                  Title                                  Date
            ---------                                  -----                                  ----
 /s/ Ronald Terry                  Chairman of the Board and Chief Executive       January 28, 1994
                                   Officer (principal executive officer)

 /s/ Susan Schmidt Bies            Executive Vice President and Chief financial    January 28, 1993
                                   Officer (principal financial officer)

 /s/ James F. Keen                 Senior Vice President and Controller            January 28, 1994
                                   (principal accounting officer)
 /s/ Robert C. Blattberg           Director                                        January 28, 1994

 /s/ John Hull Dobbs               Director                                        January 28, 1994
 /s/ Ralph Horn                    Director                                        January 28, 1994

 /s/ J. R. Hyde, III               Director                                        January 28, 1994

 /s/ Joseph Orgill, III            Director                                        January 28, 1994
 /s/ Richard E. Ray                Director                                        January 28, 1994

 /s/ Vicki G. Roman                Director                                        January 28, 1994
 /s/ Michael D. Rose               Director                                        January 28, 1994

 /s/ Norfleet R. Turner            Director                                        January 28, 1994